RESTATED

                  CERTIFICATE OF INCORPORATION
                               OF
                     TEMTEX INDUSTRIES, INC.



    TEMTEX INDUSTRIES, INC. was originally incorporated under the name MONNFIELD INDUSTRIES, INC., and its original certificate of incorporation was filed with the Secretary of State of Delaware on August 18, 1969. The following Restated Certificate of Incorporation has been duly adopted by the stockholders of TEMTEX INDUSTRIES, INC. in accordance with the provisions of Section 242 and 245(c) of the General Corporation Law of Delaware and restates, integrates and further amends the provisions of the corporation's certificate of incorporation as heretofore amended or supplemented.

    FIRST. The name of the corporation is TEMTEX INDUSTRIES, INC.

    SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust
Company.

    THIRD. The nature of the business of the corporation is, or the objects or purposes to be transacted, promoted or carried on by it are:

     1. To engage in any lawful act or activity for which corporations may be organized under the General
         Corporation Law of Delaware;

     2. To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares, and merchandise and personal property of every class and description;

     3. To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and properties, and to undertake and assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation;

     4. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation;

     5. To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of

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        or deal in and with any of the shares of capital stock,
         or any voting trust certificates in respect of the capital stock, scrip, warrants, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporation, joint stock company, syndicates, associations, firms, trusts or other persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision, or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute the consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

     6. To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

     7. To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease or otherwise acquire, own, hold, improve, employ, use or otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, assign, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated;

     8. To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government (foreign or domestic) or other municipal or governmental subdivision;

     9. To enter into any joint venture, partnership, limited or general, and as limited or general partner or both, and to enter into any other arrangement for sharing profits, union of interests, unitization or farm-out agreements, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation;

     10. To engage in research and development and to perform engineering and scientific services of every character and description;

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

     11. To organize or cause to be organized under the laws of the State of Delaware, or any other state in the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which this corporation is organized, and to cause any such corporation to be dissolved, woundup, liquidated, merged or consolidated;

     12. To engage in any mercantile, manufacturing or trading business and to manufacture, buy, process sell, distribute and generally deal in and with goods, wares and merchandise and other property of every kind and description;

     13.   In general, to possess and exercise all of the powers
         and privileges granted by the             General
         Corporation Law of Delaware or by any other law of Delaware, or by this certificate of incorporation, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation;

     14. The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent business and purposes.

     FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is Eleven Million (11,000,000), of which Ten Million (10,000,000) shares of the par value of Twenty Cents ($0.20) each are to be of a class designated "Common Stock", and One Million (1,000,000) shares of the par value of One Dollar ($1.00) each are to be of a class designated "Series Preferred Stock". The Series Preferred Stock may be issued from time to time as a class without series, or if so determined by the Board of Directors of this corporation, either in whole or in part in one or more series. There is hereby expressly vested in the Board of Directors of this corporation authority to fix and determine by resolution the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any, including specifically but not limited to the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Series Preferred Stock (or of the entire class of Series Preferred Stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof, a certificate setting forth a copy of each such resolution or resolutions and the number of shares of stock of each such class or series to be executed, acknowledged,

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

filed and recorded and to become effective in accordance with the provisions of the Delaware General Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares thereof then outstanding), by a certificate likewise executed, acknowledged, filed and recorded setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors of this corporation. In case the number of shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions.

     No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholders, other than such rights, if any, as the Board of Directors in its discretion may, from time to time, grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     FIFTH.  The corporation is to have perpetual existence.

     SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     1.   To make, alter or repeal the bylaws of the corporation;

     2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;

     3. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

     4. By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation; the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; any such committee, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of

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

        Directors to act at the meeting in the place of any such absent or disqualified member;

     5. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

     SEVENTH. No contract or other transaction between the corporation and any other corporation and no other act of this corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporations. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested as may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or corporate transaction, and may vote thereat t0 authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the certificate of incorporation of the corporation, be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

     EIGHTH. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil,

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criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or a person for whom he is the legal representative is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, trustee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) whether the basis of such proceeding is alleged action in his official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgments, fines, special excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to require advancement by the corporation of attorneys' fees and other expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made by the corporation only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

     The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article EIGHTH.

     NINTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under provisions of Section 279 of Title 8

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

of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be,' and also on this corporation.

     TENTH. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     ELEVENTH. No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further limitation of the liability of directors, then the liability of a director of this corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent
permitted   by the amended General Corporation Law of the State
of Delaware. Any repeal or modification of this Article ELEVENTH by the shareholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     THE UNDERSIGNED, being the President of TEMTEX INDUSTRIES,
INC. does hereby make this Restated Certificate of Incorporation declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 18 day of February, 1987.




                                        _________________________
                                        E. R. Buford, President
                                        TEMTEX INDUSTRIES, INC.

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ATTEST:



__________________________
          Secretary
TEMTEX INDUSTRIES, INC.



THE STATE OF TEXAS

COUNTY OF DALLAS

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared E. R. BUFORD, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TEMTEX INDUSTRIES, INC., a Delaware corporation, and that he executed the same as the act of such corporation for the purposes and considerations therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 18th day of
         February, 1987.


                              ___________________________________
                              Notary Public in and for
                              the State Texas

                              Gay Sherbert
                              Notary's Name (Printed)

                              My Commission Expires: 9/20/88



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